Exhibit 4.1

016570| 003590|127C|RESTRICTED||4|057-423
CUSIP XXXXXX XX X Holder IDXXXXXXXXXX Insurance Value 1,000,000 .00 Number of Shares 123456 DTC 12345678 123456789012345 PO BOX 43004, Providence, RI 02940-3004
Certificate Numbers Num/No .. Denom. Total
MR A SAMPLE 1234567890/12345678901 11 DESIGNATION (IF ANY) 1234567890/1234567890 2 2 2 ADD 1 1234567890/1234567890 3 3 3 ADD 2 1234567890/1234567890 4 4 4 ADD 3 ADD 4 1234567890/12345678905 55 1234567890/1234567890 66 6 Total Transaction 7 CUSIP XXXXXX XX X Holder IDXXXXXXXXXX Insurance Value 1,000,000 .00 Number of Shares 123456 DTC 12345678 123456789012345 PO BOX 43004, Providence, RI 02940-3004
Certificate Numbers Num/No .. Denom. Total
MR A SAMPLE 1234567890/1234567890 1 1 1 DESIGNATION (IF ANY) 1234567890/1234567890 2 2 2 ADD 1 1234567890/1234567890 3 3 3 ADD 2 1234567890/1234567890 4 4 4 ADD 3 ADD 4 1234567890/1234567890 5 5 5 1234567890/1234567890 6 6 6 Total Transaction 7

FIRST MERCURY FINANCIAL CORPORATION

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	___________________Custodian___________________

			(Cust)		(Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act
(State)

JT TEN	- as joint tenants with right of	UNIF TRF MIN ACT		Custodian (until age )

	and not as tenants in common survivorship		(Cust)		(Minor)
under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:		20

Signature:

Signature:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.